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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1995
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                                                                  For the Three Months Ended
                                                                            March 31,
                                                                 ---------------------------
                                                                       1995           1994
                                                                 ---------------------------
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Primary Earnings Per Share:


   Net Increase in Net Assets Resulting
      from Operations                                               $2,943,000    $1,431,000
                                                                 ---------------------------
                                                                 ---------------------------


   Weighted average number of
      shares outstanding                                             6,938,191     6,938,191

   Weighted average number of
      shares issuable on exercise
      of outstanding stock options                                       7,028             -
                                                                 ---------------------------

   Weighted average number of shares and
      share equivalents outstanding                                  6,945,219     6,938,191
                                                                 ---------------------------
                                                                 ---------------------------


   Earnings per Share                                                    $0.42         $0.21
                                                                 ---------------------------
                                                                 ---------------------------



Fully Diluted Earnings Per Share:

   Net Increase in Net Assets Resulting
      from Operations                                               $2,943,000    $1,431,000
                                                                 ---------------------------
                                                                 ---------------------------

   Weighted average number of
      shares and share equivalents
      outstanding as computed for
      primary earnings per share                                     6,945,219     6,938,191

   Weighted average of additional
      shares issuable on exercise
      of outstanding stock options                                           -             -
                                                                 ---------------------------

   Weighted average of shares and
      share equivalents outstanding, as adjusted                     6,945,219     6,938,191
                                                                 ---------------------------
                                                                 ---------------------------


   Earnings per Share                                                    $0.42         $0.21
                                                                 ---------------------------
                                                                 ---------------------------
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